Exhibit 99.1

                Digirad Reports Fourth Quarter and 2005 Results;
              Management Provides First Quarter and 2006 Guidance


    POWAY, Calif.--(BUSINESS WIRE)--Feb. 17, 2006--Digirad Corporation (NASDAQ:DRAD), a leading provider of cardiovascular imaging services and solid-state nuclear medicine imaging products to physician offices, hospitals and imaging centers, today announced financial results for the fourth quarter and 2005, and provided financial guidance for the first quarter and 2006.
    "Fourth quarter revenues slightly exceeded our expectations, inventories declined, and our cash position increased compared to the third quarter. These are encouraging signs," said CEO Mark Casner. "Revenue and gross margin in our product business increased in the fourth quarter compared to the third quarter, although, as expected, growth in DIS, our mobile imaging services business, remained sluggish. We are optimistic that DIS will regain momentum beginning in the second half of 2006 as our expanded and refocused sales organization gains experience and our marketing initiatives gain traction."

    Fourth Quarter Results

    For the three months ended December 31, 2005, consolidated revenues were $17.4 million. This compares to consolidated revenues of $17.8 million for the fourth quarter of 2004.
    DIS revenue increased slightly to $12.0 million from $11.8 million for the fourth quarter of 2004, but decreased sequentially compared to $12.6 million for the third quarter of 2005. DIS service days for the fourth quarter of 2005 were 3,247 compared to 3,256 for the same period of 2004, reflecting a reduced pace of entering into new service contracts.
    Product segment revenue, which includes sales of gamma cameras, upgrades, accessories and maintenance revenue, declined to $5.4 million for the fourth quarter of 2005 as compared to $6.0 million for the fourth quarter of 2004, but increased sequentially compared to $4.7 million for the third quarter of 2005 and $2.2 million for the second quarter of 2005.
    Consolidated gross margin for the three months ended December 31, 2005 was 18.8% compared to 30.9% for the same period of 2004. DIS gross margin was 14.8% for the fourth quarter of 2005 compared to 27.6% for the same period of the prior year. DIS gross margin, before the $1.0 million impact of the change in the depreciable life of the DIS fleet cameras in the fourth quarter of 2005, was 23.2%. The decline in adjusted DIS gross margin versus the prior year period primarily reflected a decline in both staff efficiency and DIS system utilization. Product segment gross margin was 28.1% for the fourth quarter of 2005 compared to 0.5% for the third quarter of 2005 and 38.1% for the fourth quarter of 2004. The decline in gross margin compared to the fourth quarter of 2004 was the result of fewer camera sales and lower production volumes.
    The net loss for the fourth quarter of 2005 was $2.8 million, or $0.15 per share, including the $1.0 million impact of the change in the depreciable life of the DIS fleet cameras. This compares to net income for the fourth quarter of 2004 of $22,000, or $0.00 per diluted share.
    Cash and equivalents and securities available for sale at December 31, 2005 amounted to $49.5 million, versus $48.2 million at September 30, 2005 and $55.6 million at December 31, 2004. Inventories declined to $5.1 million at December 31, 2005 from $6.5 million at September 30, 2005 and 7.0 million at December 31, 2004.

    2005 Results

    For the twelve months ended December 31, 2005, consolidated revenues of $68.2 million were essentially unchanged compared to 2004. DIS revenue increased 13% to $50.2 million for 2005 from $44.5 million for 2004. Product revenue declined to $18.0 million from $23.6 million. Overall gross margin for 2005 was 22.4% versus 31.9% for the prior year.
    The net loss for 2005 was $9.6 million, or $0.52 per share. This compares to net income for 2004 of $245,000, or $0.01 per share, when calculated on a pro forma basis to account for the conversion of all preferred stock into common stock in Digirad's initial public offering.

    Business Review

    "I believe that Digirad is moving in the right direction," Casner said. "In 2005 we broadened and deepened our management team and sales and marketing organization, and identified opportunities for enhancing our operating platform to increase operational efficiencies, increase labor utilization and reduce service costs. Although our work is not yet complete, we made great strides in building the organization we are striving for, and we believe we are setting the foundation for a return to sustainable revenue and profit growth.
    "A key element of our strategy is to take advantage of the increased efficiency and potential for higher image quality of our advanced Cardius(R)-3 imaging system for nuclear cardiology. In our DIS business, we are rolling out our mobile Cardius-3M system to improve customer satisfaction as well as resource management and system utilization going forward. We see opportunities for expansion of our DIS business. For example, we currently are evaluating the potential to expand our mobile imaging services business beyond nuclear medicine to modalities such as echocardiography and vascular ultrasound.
    "In our products business, the efficiency advantages of our Cardius-3 system continue to be well-received in the marketplace. To take advantage of the opportunity to increase our market position, we have launched a refocused and data-driven marketing program, and are making progress on our software and technical development efforts for our Cardius family of imaging products to offer improved image quality and reliability, improvements we expect to begin releasing to our customers in mid-2006.
    "The mobility, small size and light weight of our products are important competitive advantages for Digirad that give us a solid foundation on which to build and should provide a variety of opportunities for growth in both our DIS and our product businesses. The key to our success is to effectively execute our strategy -- in sales and marketing, operations, and product development. Based on our accomplishments in 2005, I believe that Digirad is prepared to meet these challenges successfully."

    First Quarter and 2006 Guidance

    Digirad management currently expects consolidated revenues for the first quarter of 2006 to be between $16.7 million and $17.3 million, consisting of DIS revenue between $12.0 million and $12.3 million and product revenue between $4.7 million and $5.0 million. The consolidated loss for the first quarter currently is expected to be between $3.1 million and $3.4 million, before share-based compensation expense of an estimated $700,000, or between $3.8 million and $4.1 million including the estimated share-based compensation expense.
    "We currently expect Digirad's financial performance to improve by the end of 2006," Casner said.
    For the year as a whole, management currently expects consolidated revenues to be between $70.0 million and $74.0 million, consisting of DIS revenue between $49.0 million and $51.0 million and product revenue between $21.0 million and $23.0 million. The consolidated loss for 2006 currently is expected to be between $8.0 million and $10.0 million, before an estimated $2.6 million of share-based compensation expense, or between $10.6 million and $12.6 million including the estimated share-based compensation expense.

    Management's Reasons for Presenting Non-GAAP Financial Measure

    Digirad management evaluates and makes operating decisions using various measures. These measures are generally based on the revenues generated by its products and services and certain costs of producing that revenue, such as cost of product or services sales, research and development and selling, general and administrative expenses. One such measure is net income (loss), excluding share-based compensation expense under SFAS No. 123R, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Because share-based compensation expense is a non-cash accounting charge that the company was not required to record in past periods, we believe that its exclusion from net income (loss) provides useful supplemental information to our management and investors regarding the performance of our business operations and facilitates comparisons to our historical operating results. Our management also uses this information internally for forecasting and budgeting, as it believes that the measure is indicative of Digirad's core operating results. Note, however, that non-GAAP net income (loss) is a performance measure only, and its does not provide any measure of the company's cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP.

    Conference Call

    Digirad has scheduled a conference call at 11:00 a.m. ET today. A simultaneous webcast of the call may be accessed at the Investor
Relations page of www.digirad.com. A replay will be available for one year at this same Internet address. A telephone replay will be available for 48 hours after the call by dialing 800-642-1687, reservation #4474380.

    About Digirad

    Digirad Corporation develops, manufactures and markets solid-state, digital gamma cameras to hospitals, imaging centers and physician offices. Digirad offers a comprehensive line of solid-state nuclear gamma cameras that produce a high quality image for use in the detection of many medical conditions, including cardiovascular disease. Digirad's cameras are unique as their lightweight and compact design allows them to fit easily into small office spaces. Digirad's wholly owned subsidiaries Digirad Imaging Solutions and Digirad Imaging Systems offer a comprehensive and mobile imaging leasing and services program for physicians who wish to perform in-office nuclear cardiology procedures but do not have the patient volume, capital or resources to justify purchasing a gamma camera. For more information, please visit www.digirad.com. Digirad(R), Digirad Imaging Solutions(R) and Cardius(R) are registered trademarks of Digirad Corporation.

    Forward-Looking Statements

    Digirad cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts and use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance or events. Examples of such statements include the statements regarding Digirad's expected revenues and losses for the first quarter and full year of 2006, the expectation that its DIS business will regain momentum during the second half of 2006, its plans to expand its cardio imaging services to modalities beyond nuclear medicine, the expected mid-2006 release of improved image quality and reliability improvements in its Cardius family of products, and its expectations regarding its ability to achieve sustainable revenue and profit growth. The inclusion of these and other forward-looking statements should not be regarded as a representation by Digirad that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Digirad's business, including, without limitation: the degree to which personnel changes and related disruptions in our business activities may affect Digirad's products, customers, work force, suppliers, and our overall business prospects and operations; the degree to which Digirad's camera systems and related services and improvements to its camera systems or new service offerings will be accepted by physicians and hospitals some of whom may experience reliability issues or technical problems; the ability of Digirad to effectively market, sell and distribute its medical devices, and related services given its limited capabilities in these areas; Digirad's ability to manage risks relating to product liability, warranty claims, recalls, property damage and personal injury with respect to its imaging systems; and other risks detailed in Digirad's Securities and Exchange Commission filings, including its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Digirad undertakes no obligation to revise or update this press release, including the forward-looking statements contained herein, to reflect events or circumstances after the date hereof or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

                         Digirad Corporation
                Consolidated Statements of Operations
               (In thousands, except per share amounts)

                                    Three Months           Year
                                        Ended             Ended
                                    December 31,       December 31,
                                    2005     2004     2005      2004

Revenue:
 DIS                              $12,028  $11,781  $ 50,194  $44,505
 Product                            5,374    5,975    17,992   23,632
Total revenue                      17,402   17,756    68,186   68,137

Cost of revenue:
 DIS                               10,242    8,529    37,273   31,005
 Product                            3,864    3,696    15,511   14,992
 Stock-based compensation              27       39       156      381
Total cost of revenue              14,133   12,264    52,940   46,378

Gross profit                        3,269    5,492    15,246   21,759

Operating expenses:
 Research and development             968      785     3,680    2,982
 Sales and marketing                1,854    2,135     7,374    7,626
 General and administrative         3,607    2,604    14,675    9,769
 Amortization and impairment of
  intangible assets                     6       16       179       64
 Stock-based compensation              59      126       341      736
Total operating expenses            6,494    5,666    26,249   21,177

Income (loss) from operations      (3,225)    (174)  (11,003)     582

Interest and other, net               455      196     1,384     (337)

Net income (loss)                  (2,770)      22    (9,619)     245

Accretion of deferred issuance
 costs on preferred stock              --       --        --     (161)

Net income (loss) applicable to
 common stockholders              $(2,770) $    22  $ (9,619) $    84

Net income (loss) per share(1):
 Historical - basic               $ (0.15) $  0.00  $  (0.52) $  0.01
 Historical - diluted             $ (0.15) $  0.00  $  (0.52) $  0.01
 Pro-forma - basic                $ (0.15) $  0.00  $  (0.52) $  0.02
 Pro-forma - diluted              $ (0.15) $  0.00  $  (0.52) $  0.01

Shares used in per share
 calculations:
Historical weighted average
 shares outstanding
 Basic                             18,701   18,048    18,468   10,095
 Diluted                           18,701   19,398    18,468   16,963

Pro-forma weighted average shares
 outstanding
 Basic                             18,701   18,048    18,468   15,584
 Diluted                           18,701   19,398    18,468   16,963

(1) As a result of the conversion of our preferred stock into 12.4 million shares of our common stock upon the completion of our initial public offering in June 2004 of 5,500,000 shares of our common stock, there is a lack of comparability in the basic and diluted net loss per share amounts for the periods presented above.


                         Digirad Corporation
                     Consolidated Balance Sheets
               (in thousands, except par value amounts)

                                                December 31,
Assets                                      2005            2004

 Cash and cash equivalents            $        16,303  $       11,348
 Securities available-for-sale                 33,202          44,215
 Accounts receivable, net                       8,132          10,017
 Inventories, net                               5,136           6,980
 Other current assets                           1,687           1,620

Total current assets                           64,460          74,180

Property and equipment, net                     9,582          11,182
Intangibles, net                                  402             542
Restricted cash                                    60             120

Total assets                          $        74,504  $       86,024


Liabilities and stockholder's equity

 Accounts payable                     $         2,152  $        4,313
 Accrued compensation                           2,585           2,410
 Accrued warranty                                 825           1,219
 Other accrued liabilities                      4,614           2,651
 Deferred revenue                               2,858           2,344
 Current portion of long-term debt                766           2,228

Total current liabilities                      13,800          15,165

Long-term debt, net of current
 portion                                          368           1,754
Other long-term liabilities                       348             371

Stockholder's equity:
 Preferred stock, $0.0001 par value:
  10,000 shares authorized at
  December 31, 2005 and 2004; no
  shares issued or outstanding at
  December 31, 2005 and 2004                       --              --
 Common stock, $0.0001 par value:
  150,000 shares authorized at
  December 31, 2005 and  2004; 18,705
  and 18,075 shares issued and
  outstanding at December 31, 2005
  and 2004, respectively                            2               2
 Additional paid-in capital                   150,202         149,845
 Accumulated other comprehensive loss            (221)            (97)
 Deferred compensation                           (279)           (920)
 Accumulated deficit                          (89,716)        (80,096)
 Total stockholder's equity                    59,988          68,734

Total liabilities and stockholder's
 equity                               $        74,504  $       86,024



    CONTACT: Company Contact:
             Digirad Corporation
             Todd Clyde, 858-726-1600
             ir@digirad.com
             or
             Investor Contact:
             Neil Berkman Associates, 310-826-5051
             info@BerkmanAssociates.com